UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2014

OCONN INDUSTRIES CORP.

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(Exact name of Registrant as specified in its charter)

Nevada --------------------------------- (State or other jurisdiction of incorporation)	333-184830 ------------------------------- (Commission File Number)	27-3816969 ------------------------------------- (IRS Employer Identification No.)

Oconn Industries Corp.

6503 N. Military Trail, Unit 4601

Boca Raton, FL  33496

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 (Address of principal executive offices)

480-603-5151

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(Registrant's Telephone Number, Including Area Code)

33-35 Daws Lane London X0 NW7 4SD

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 10, 2014, as amended February 25, 2014, Oconn Industries Corp. (the “Company”) finalized a letter agreement to acquire up to a 75% interest in the Batovi Diamond Project and form a joint venture with the owner of the claims in the property, Mineracao Batovi. The project is located 220 kilometers north of Paranatinga in Mato Grosso, Brazil.

The parties agreed that the Company shall have 45 days to conduct its due diligence and enter into a definitive earn-in agreement prior to May 24, 2014 (the “Deadline Date”). If the parties fail to enter into a definitive agreement by the Deadline Date, the letter agreement will terminate. Therefore, the terms of the joint venture are not binding until and unless the Company and Mineracao Batovi enter into a definitive agreement. The Company also needs to complete its due diligence on the project, including without limitation, verifying that Mineracao Batovi has the ability to enter into this proposed arrangement with the Company.

The agreement contemplates that the Company will be able to acquire up to 75% interest in the project as follows:

(i)                   A 49% interest if (1) the Company funds an initial $2,400,000 of exploration expenses on the project, with an additional $600,000 funding prior to the right described in (ii) below, within three years from the Deadline Date; (2) the definitive earn-in agreement is executed prior to the Deadline Date; and (3) the Company pays $150,000 to a joint trust account between Mineracao Batovi and the Company;

(ii)                 A 60% interest if the Company funds an additional $37,000,000 of continued exploration or completes a bankable feasibility study; and

(iii)                An additional 15% upon the funding of continued exploration, feasibility studies and mine construction to achieve commercial production.

If the Company fulfills its obligations to earn the 49% interest but fails to obtain the 60% interest, the Company will have earned an interest in the project pro rated based upon the payments made on the following basis: for every $1,000,000 paid (in addition to the $3,000,000 contributed to earn the 49% interest) of the $37,000,000 the Company shall earn an additional 0.297% interest (in addition to the 49% interest) in the project.

The Company agreed that if the Company owns the 75% interest upon completion of a positive feasibility it will put a mine into commercial production within 4 years of the completion of a positive feasibility study.  Mineracao Batovi’s portion of mine construction costs will be repaid from 80% of its share of mine profits (i.e., 25%).

Until the Company has completed a feasibility study on the project or invested $40,000,000, Mineracao Batovi has the right to enter into an agreement with a major mining company to operate, finance and construct a mine in the project. The major mining company must commit to invest no less than $250,000,000, and in such instance the Company and Mineracao Batovi shall be diluted based on their interest in the project.

The Company and Charles Fipke have a preemptive right to participate in future financings related to the project to the extent of their pro rata interests

The letter agreement also contemplates that an operating committee be formed with two members appointed by the Company and two appointed by Mineracao Batovi. Until the Company has spent $40,000,000 or completed a feasibility study, Mineracao Batovi will have 51% of the voting rights, and after their voting rights are proportional to their interests.

For all the terms and conditions of the letter agreement, as amended, reference is hereby made to such agreements annexed hereto as Exhibit 10.1 and Exhibit 10.2. All statements made herein concerning the foregoing agreements are qualified by reference to said Exhibits.

Item 9.01 Exhibits.

Exhibit Number                                                      Description

10.1	Letter Agreement dated February 10, 2014, among Mineracao Batovi Ltda. and Oconn Industries Corp.
10.2	Amendment to Letter Agreement dated February 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONN INDUSTRIES CORP.

By:	/s/ Robert T. Faber
Name:	Robert T . Faber
Title:	President

Date:  March 3, 2014